Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of November 18, 2020, is entered into by and between Baker Technologies, Inc., a Delaware corporation (“Seller”), and Slam Dunk LLC, a Nevada limited liability company (“Buyer”), and, for purposes of Section 6.04(a) and Section 6.04(b) only, Timothy Conder, an individual (“Conder”). Each of Buyer and Seller may be referred to herein as a “Party,” and, together as the “Parties.”

RECITALS:

WHEREAS, Seller owns all of the issued and outstanding membership interests (collectively, the “Membership Interests”), in Yaris Acquisition LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interests, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Section 1.01          Definitions. The following terms have the meanings specified or referred to in this Article I:

(a)            “Action” means any proceedings, litigation, arbitrations, mediations, actions, claims, suits, disputes, controversies, demands, petitions, hearings, inquiries, audits, notices of violation, disciplinary actions, indictments, citations, summons, subpoenas, charges, complaints, appeals, examinations and investigations of any nature, whether at law or equity, or civil or criminal administrative, regulatory or otherwise in nature, including any matter commenced, brought, conducted or heard by or before any Governmental Authority.

(a)            “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)            “Blackbird Entities” means Yaris Acquisition LLC, Blkbrd OCA LLC, Bootleg Courier Company LLC, Blkbrd Logistics Corporation, Blkbrd Software LLC, Blkbrd CA, Blkbrd MA LLC and Blkbrd NV LLC.

(c)            “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of Delaware are authorized or required by Law to be closed for business.

(d)            “Buyer’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Conder.

(e)            “Code” means the Internal Revenue Code of 1986.

(f)            “Disclosure Schedules” means the disclosure schedules, attached hereto and made a part hereof, delivered by Seller concurrently with the execution and delivery of this Agreement.

(g)            “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, or claim.

(h)            “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(i)            “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(j)            “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority.

(k)            “Liabilities” means any and all liabilities, obligations, losses, costs, claims, damages, lawsuits, disputes, judgments, interest, awards, amounts paid in settlement, Taxes, penalties, fines and/or expenses (including attorneys’ fees and costs and expenses of enforcing any rights hereunder, pursuing any insurance providers, and engaging in any investigation or litigation).

(l)            “Losses” means any losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

(m)            “Material Adverse Effect” means any state of facts, change, event, effect or occurrence (when taken individually or together with all other states of fact, changes, events, effects or occurrences) that has had or is reasonably likely to have a materially adverse effect on the financial condition, results of operations, properties, assets, liabilities or business of the Company or any of the Blackbird Entities, to the extent a particular state of facts, change, event, effect or occurrence is outside of Conder’s control.

(n)            “Operating Agreement” means the Amended and Restated Operating Agreement of Yaris Acquisition, LLC, dated January 15, 2019.

(o)            “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(p)            “Representative” means, with respect to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(q)            “Securities Act” means the Securities Act of 1933.

(r)            “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Gary Santo or Mark Scatterday.

(s)            “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto.

(t)            “TILT” means Seller’s parent corporation, TILT Holdings Inc.

Section 1.02          Additional Definitions. The following terms shall have the respective meanings ascribed to them in the corresponding sections below:

Term	Section

Acquisition Proposal	Section 10.11
Agreement	Preamble
Assignment and Assumption Agreement	Section 3.02(a)
Basket	Section 8.04(a)
Buyer	Preamble
Buyer Indemnitees	Section 8.01
Closing	Section 3.01
Closing Date	Section 3.01
Company	Recitals
Exclusivity Period	Section 10.11
Fundamental Representations	Section 8.05
Indemnified Party	Section 8.03
Indemnifying Party	Section 8.03
Membership Interests	Recitals
Party(ies)	Preamble
Promissory Note	Section 2.02
Purchase Price	Section 2.02
Restricted Business	Section 6.04(a)
Restricted Period	Section 6.04(a)
Seller	Preamble
Seller Indemnitees	Section 8.02

Term	Section

Transaction Documents	Section 3.02(d)
Transition Services Agreement	Section 3.02(c)

Article II
Purchase and sale

Section 2.01          Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Membership Interests, free and clear of any Encumbrance, for the consideration specified in Section 2.02.

Section 2.02          Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Membership Interests shall be TEN MILLION DOLLARS ($10,000,000.00), which shall be evidenced by, and paid in accordance with the terms and conditions of, a Senior Secured Convertible Promissory Note, in the form attached hereto as Exhibit A (the “Promissory Note”), to be delivered by Buyer to Seller at the Closing. The Promissory Note shall also have a One Million Dollar ($1,000,000.00) additional funding obligation, which will increase the principal balance of the Promissory Note if utilized, as more particularly described in Section 6.04 below and within the Promissory Note itself.

Section 2.03          Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price shall be allocated among the assets of the Company for all purposes, including Tax and financial accounting. A draft shall be prepared by Buyer and delivered to Seller within thirty (30) days following the Closing Date (“Allocation”). If Seller by written notice, notifies Buyer that Seller objects to one or more items reflected in the Allocation, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation within sixty (60) days following the Closing Date, such dispute shall be resolved by an independent accountant mutually agreeable to Buyer and Seller. The fees and expenses of such accounting firm shall be borne equally between Seller and Buyer. Buyer and Seller shall file all tax returns, including amended returns and claims for refund, and information reports in a manner consistent with the Allocation.

Article III
CLOSING

Section 3.01          Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Membership Interests contemplated hereby shall take place at a closing (the “Closing”) to be held at 5:00 p.m., U.S. Eastern time, on November 30, 2020, at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103, or remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 3.02          Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a)            The Promissory Note, duly executed by Seller.

(b)            An Assignment and Assumption Agreement, assigning the Membership Interests from Seller to Buyer and in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), duly executed by Seller.

(c)            A Transition Services Agreement, in a form to be drafted by Seller prior to the Closing and reasonably acceptable to Buyer (the “Transition Services Agreement”), duly executed by Seller.

(d)            A certificate of the Secretary (or other officer) of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Seller authorizing the execution, delivery, and performance of this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement (including the Assignment and Assumption Agreement, Transition Services Agreement and the Promissory Note) or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers of Seller authorized to sign this Agreement and the Transaction Documents; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect.

(e)            Acknowledgements and waivers agreements executed by each of Chad Strand, an individual (“Strand”), and Michael Johnson, an individual (“Johnson”), in forms acceptable to Buyer, relating to the notice and severance provisions under Strand’s and Johnson’s respective employment agreements and which waive the non-compete provisions therein to allow Strand and Johnson to fully perform their duties for the Company and the Blackbird Entities on and after the Closing Date.

(f)            An acknowledgement and waiver executed by Seller waiving the non-compete provisions of Conder’s employment agreement other than with respect to the Restricted Business (as defined below).

(g)            Releases of the Encumbrances on the Membership Interests set forth in Section 4.04 of the Disclosure Schedules.

(h)            Such other customary instruments of transfer filings or documents in form and substance reasonably satisfactory to Seller, that Buyer may request.

Section 3.03          Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a)            The Promissory Note, duly executed by Buyer.

(b)            The Assignment and Assumption Agreement, duly executed by Buyer.

(c)            The Transition Services Agreement, duly executed by Buyer.

(d)            A certificate of the manager of Buyer certifying: (i) that attached thereto are true and complete copies of all resolutions of the manager of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the individuals of Buyer authorized to sign this Agreement and the Transaction Documents to which it is a party.

(e)            Acknowledgements and waivers agreements executed by each of Chad Strand, an individual (“Strand”), and Michael Johnson, an individual (“Johnson”), in forms acceptable to Seller, relating to the notice and severance provisions under Strand’s and Johnson’s respective employment agreements.

(f)            Copies of resignation letters, executed by each of Conder, Strand and Johnson, in forms acceptable to Seller, resigning from each executive position held by such individuals at TILT and any of its Affiliates.

Article IV
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01          Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to enter into this Agreement and the Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party (assuming due authorization, execution, and delivery by Buyer) constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 4.02          Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Delaware

Section 4.03          No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate or conflict with (i) any Law applicable to Seller, the Company or any of the Membership Interests, or (ii) the Seller’s or the Company’s governing documents. Except as set forth in Section 4.03 of the Disclosure Schedules, no consent, approval, waiver, or authorization is required to be obtained by Seller from any Person in connection with the execution, delivery, and performance by Seller of this Agreement or the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04          Membership Interests. The Membership Interests constitute all of the issued and outstanding ownership or equity interests in Seller and are owned of record and beneficially by Seller, free and clear of any Encumbrances except for any Encumbrances set forth in Section 4.04 of the Disclosure Schedules.

Section 4.05          Litigation; Governmental Orders. To Seller’s Knowledge, except as set forth in Section 4.05 of the Disclosure Schedules, there are no Actions or Governmental Orders in place, pending or threatened against or by the Company or any of the Blackbird Entities.

Section 4.06          Brokers. Other than Cormark Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of Seller. Seller acknowledges and agrees that Seller is fully responsible for the payment of any fee or compensation due or payable to Cormark Securities Inc.in connection with the transactions contemplated by this Agreement or any Transaction Document.

Section 4.07          Exclusivity of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 4, THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, INCLUDING AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY'S BUSINESSES OR ITS ASSETS, AND THE SELLER SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING AS TO MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE COMPANY’S ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND THE BUYER AND ITS AFFILIATES SHALL RELY SOLELY ON THEIR OWN EXAMINATION AND INVESTIGATION THEREOF.

Article V
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01          Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Buyer has the limited liability company power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party (assuming due authorization, execution, and delivery by each other party thereto) constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 5.02          No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate or conflict with any Law applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.03          Litigation; Governmental Orders. There are no Actions pending or, to Buyer’s Knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

Section 5.04          Independent Analysis of Buyer; Investor Status. Buyer acknowledges and agrees that Buyer understands the transactions contemplated by this Agreement and that Buyer has had the opportunity to review this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby with its own legal counsel, tax advisors and other advisors.  Buyer is relying solely on its own counsel and advisors and not on any statements or representations of Seller, the Company or of their respective Representatives for legal or other advice with respect to the transactions contemplated by this Agreement (except as set forth in Article IV) and the Transaction Documents. Buyer, either alone or together with Buyer’s representatives (if any), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement and the Transaction Documents, and has so evaluated the merits and risks of such transactions. Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer meets any additional or different suitability standards imposed by the securities and similar Laws of the state or other jurisdiction of its principal place of business or domicile in connection with the purchase by Buyer of the Membership Interests from Seller in accordance with the terms and conditions of this Agreement. Buyer is acquiring the Membership Interests for Buyer’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities Laws, and the Membership Interests will not be disposed of in contravention of the Securities Act or any applicable state securities Laws. Buyer does not presently have any contract, undertaking, agreement or arrangement with any Person to transfer any the Membership Interests or any interest therein to such Person or to any third party. Buyer acknowledges that Seller has not registered the offer and sale of the Membership Interests under the Securities Act or any state securities Laws, and that the Membership Interests may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws, as applicable.

Section 5.05          Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any Transaction Document based upon arrangements made by or on behalf of Buyer.

Article VI
Covenants

Section 6.01          Conduct of the Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement, Seller shall not cause the Company and the Blackbird Entities to fail to conduct the business of the Company or the Blackbird Entities in the ordinary course of business consistent with past practices and, without the prior written consent of Buyer, shall not cause the Company or the Blackbird Entities to fail to do any of the following:

(a)            Preserve and maintain all permits required for the conduct of its business as currently conducted or the ownership and use of its assets;

(b)            Pay all Liabilities, Taxes and other obligations when due;

(c)            Continue to collect its accounts receivable in a manner consistent with past practice, without discounting such accounts receivable, except in a manner consistent with past practice;

(d)            Maintain the properties and assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(e)            Continue in full force and effect without modification all of its insurance policies currently in effect, except as required by applicable Law;

(f)            Defend and protect its properties and assets from infringement or usurpation;

(g)            Perform all of its obligations under all its contracts;

(h)            Maintain its books and records in accordance with past practice.

Section 6.02          Assumption of Liabilities. For the avoidance of doubt, subject to the terms and conditions contained herein, the Parties acknowledge and agree that, in connection with the purchase of the Membership Interest hereunder, the Liabilities of the Company as of the Closing will remain liabilities and obligations of the Company following the Closing. Following the Closing, the Company shall pay, perform and discharge when due any and all Liabilities of the Company prior to, on or after the Closing, including but not limited to (i) any unrecorded liabilities that were generated by the Blackbird Entities (including any penalties and interest associated with such liabilities), (ii) payroll tax liabilities and any arrangements with taxing authorities with respect to such payroll tax liabilities (the “Payroll Tax Liabilities”), and (iii) the liabilities and obligations set forth in Section 6.02 of the Disclosure Schedules. Promptly following the Closing, Buyer will establish a segregated bank account or restricted fund (the “Payroll Tax Fund”). Buyer will deposit into the Payroll Tax Fund (1) Twelve Thousand Five Hundred Dollars ($12,500) from each of the first four Funding Requests (i.e., $50,000 in the aggregate) paid to Buyer or the Company in respect of Funding Requests made by Buyer or the Company in accordance with Section 6.03 of this Agreement, and (2) as and when collected, fifty percent (50%) of all collections of accounts receivable of the Company as of November 15, 2020, net of reasonable documented collection costs. Buyer hereby agrees to use, and Buyer shall cause the Company to use, all funds deposited in the Payroll Tax Fund for the sole purpose of making payments in respect of the Payroll Tax Liabilities.

Section 6.03          Additional Funding Obligation. Following the Closing, Seller shall, upon written request by Buyer or the Company (each, a “Funding Request”), pay to the Company an amount equal to up to an aggregate of One Million Dollars ($1,000,000) in accordance with and subject to the terms and conditions of this Section 6.03 and the Promissory Note. Buyer or the Company shall have the right to submit Funding Requests to Seller until the date that is six (6) months following the date of this Agreement, and no Funding Request or Funding Requests shall request that Seller, or obligate Seller to, pay to the Company more than One Hundred Twenty-Five Thousand Dollars ($125,000) in any seven (7) consecutive day period. Upon receiving any timely Funding Request, Seller shall, within two (2) Business Days following Seller’s receipt of such Funding Request, pay to the Company the amount set forth in such Funding Request via wire transfer of immediately available funds to such account of the Company as Buyer shall provide from time to time to Seller in writing. Any amounts paid by Seller to the Company in accordance with this Section 6.03 shall be subject to the terms and conditions of the Promissory Note.

Section 6.04          Non-Competition; Non-Solicitation.

(a)            For a period of twelve (12) months commencing on the Closing Date (the “Restricted Period”), Conder and Buyer shall not, and each shall cause their respective Affiliates to not, directly or indirectly enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Restricted Business.  For purposes of this Agreement, the phrase “directly or indirectly” shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Agreement, “Restricted Business” means a Person anywhere in the continental United States, anywhere in Canada, and elsewhere in the world where the Company and its Affiliates engage in business, or reasonably anticipate engaging in business, on the Closing Date that competes with any business engaged in by the Seller or any of its Affiliates (which, for clarity, shall not include the Company or Blackbird Entities) on the Closing Date; provided, however, that a Restricted Business will not include the business of the Company or any of the Blackbird Entities as currently conducted or reasonably contemplated to be conducted on the Closing Date. Nothing herein shall prohibit  Conder from being a passive owner of not more than 2% of the outstanding stock of any Person, so long as  Conder has no active participation in the business of such Person.  In addition, the Company may not directly promote any of the entities on the list attached as Exhibit C hereto as part of its “BB4Brands” business.

(b)            During the Restricted Period, Conder and Buyer shall not, and shall cause their respective Affiliates to not, directly or indirectly, solicit any current employee of Seller or encourage any employee to leave Seller’s employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

(c)            During the Restricted Period, Seller shall not, and shall cause its Affiliates to not, directly or indirectly, solicit any current employee of the Company or encourage any employee to leave the Company’s employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

Section 6.05          Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Transaction Documents.

Section 6.06          Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 6.07          Public Announcements.  Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding anything to the contrary herein, including in this Section 6.07, the Parties acknowledge and agree that TILT may prepare and file public reports regarding the signing of this Agreement and the Closing pursuant to the securities rules and regulations applicable to TILT, including those of the Canadian Securities Exchange, the British Columbia Securities Commission and the OTC, without Buyer’s prior written consent.

Section 6.08          Closing Conditions. From the date hereof until the Closing, each Party hereto shall, and shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Article VII
CONDITIONS TO CLOSING

Section 7.01          Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the condition that, at or prior to the Closing, no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02          Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)            The representations and warranties of Seller contained in Article IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except (i) with respect to Section 4.03, where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby; and (ii) with respect to Section 4.04, the such Section shall be true and correct in all respects with the proviso “except for any Encumbrances set forth in Section 4.04 of the Disclosure Schedules” removed;

(b)            Seller shall have delivered to Buyer all documents required pursuant to Section 3.02;

(c)            Seller shall not have caused the Company and all Blackbird Entities to operate otherwise than in the ordinary course of business consistent with past practice between the date of this Agreement and Closing and there shall have been no Material Adverse Effect with respect to the Company or any of the Blackbird Entities and Seller shall not have breached any provision of Section 6.01;

(d)            The consents listed in Section 4.03 of the Disclosure Schedules shall have been obtained; and

(e)            All covenants of Buyer, including, without limitation, those found in Article VI, shall have been satisfied and fulfilled.

Section 7.03          Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)            The representations and warranties of Buyer contained in Article V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby; and

(b)            Buyer shall have delivered to Seller all documents required pursuant to Section 3.03.

(c)            All covenants of Seller, including, without limitation, those found in Article VI, shall have been satisfied and fulfilled.

Article VIII
Indemnification

Section 8.01          Indemnification by Seller. Subject to the other terms and conditions of this Article VIII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a)            any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the Transaction Documents; or

(b)            any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the Transaction Documents.

Section 8.02          Indemnification by Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a)            any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the Transaction Documents;

(b)            any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c)            any Liabilities of the Company incurred prior to, on or after the Closing, including (i) any unrecorded Liabilities that were generated by the Blackbird Entities (including any penalties and interest associated with such liabilities), (ii) payroll tax Liabilities and any arrangements with taxing authorities with respect to such payroll tax Liabilities, and (iii) the Liabilities and obligations set forth in Section 6.02 of the Disclosure Schedules.

Section 8.03          Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Person entitled to indemnification under this Article VIII (the “Indemnified Party”) shall promptly provide written notice of such claim to the Party against whom such claims are asserted under this Article VIII (the “Indemnifying Party”). The failure to give prompt notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is prejudiced by reason of such failure. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with its counsel. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense, subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action. No Party shall settle any Action without the other Parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 8.04          Certain Limitations.

(a)            The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.01(a) or Section 8.02(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 8.01(a) or Section 8.02(a), as the case may be, exceeds $100,000 (the “Basket”), in which event the Indemnifying Party shall be liable to the Indemnified Party for Losses relating back to the first dollar.

(b)            The aggregate amount of all Losses for which an Indemnifying Party shall be liable as an Indemnifying Party pursuant to Section 8.01(a) or Section 8.02(a), as the case may be, shall not exceed $750,000 (the “Cap”). Notwithstanding the foregoing, neither the Basket nor the Cap shall apply to any Losses as a result of the intentional misconduct or fraud of the any Party or a breach of a Fundamental Representation (as defined below).

(c)            In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, except as a result of the Indemnifying Party’s intentional misconduct or fraud.

(d)            Seller shall not be liable under this Article VIII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing.

(e)            Payments by an Indemnifying Party pursuant to Section 8.01 or Section 8.02, as the case may be, in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses.

(f)            Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 8.05         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, however, that the representations and warranties contained in Section 4.04, Section 4.06 and Section 5.05 (collectively, the “Fundamental Representations”) shall survive indefinitely. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 8.06          Exclusive Remedies. Subject to Section 10.10, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from the gross negligence, intentional misconduct or fraud on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, except with respect to Section 10.10, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Party and its Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Notwithstanding the foregoing, nothing in this Section 8.06 shall limit (i) any Party’s right to seek and obtain any equitable relief to which any Party shall be entitled pursuant to Section 10.10; (ii) any Party’s right to seek any remedy on account of the intentional misconduct or fraud by any Party; or (iii) Seller’s right to seek any remedy on account of Buyer’s failure to make any payment to Seller when due in accordance with the terms and conditions of the Promissory Note or Seller’s failure to provide a Funding Request pursuant to Section 6.04.

Section 8.07          Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Article IX
TERMINATION

Section 9.01          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)            by the mutual written consent of Seller and Buyer;

(b)            by Buyer or Seller, if the terminating party is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any material representation, warranty, covenant or agreement made by the other party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and, if capable of cure, such breach, inaccuracy or failure cannot be cured by such party by December 31, 2020.

(c)            by Buyer or Seller, in the event that:

(i)             there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(ii)            any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(iii)           all of the closing conditions of such party have not been satisfied or waived (if capable of being waived) by December 31, 2020.

(d)            by Buyer, in its reasonable discretion, if the Disclosure Schedules are updated between the date of this Agreement and Closing.

Article X
Miscellaneous

Section 10.01       Expenses. Except as otherwise expressly provided herein (including Section 6.06  hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	Baker Technologies, Inc. 2801 E. Camelback Road, Suite 180 Phoenix, Arizona 85016 Email: [***] Attention: Chief Executive Officer
with a copy (which shall not constitute notice) to:	Baker Technologies, Inc. 2801 E. Camelback Road, Suite 180 Phoenix, Arizona 85016 Email: [***] Attention: Legal Department
with a copy (which shall not constitute notice) to:	Duane Morris LLP 30 S. 17th Street Philadelphia, Pennsylvania 19103 Email: [***] Attention: Darrick Mix
If to Buyer:	Slam Dunk LLC 316 California Avenue, #30 Reno, Nevada 89509 Email: [***] Attention: Timothy Conder
with a copy (which shall not constitute notice) to:	Rice Reuther Sullivan & Carroll, LLP 3800 Howard Hughes Parkway, Suite 1200 Las Vegas, Nevada 89169 Email: [***] Attention: Krisanne Cunningham

Section 10.03        Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. All references to “Dollars” or “$” shall mean United States Dollars. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05       Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06       Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 10.08       No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09       Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 10.10       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)            ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEVADA IN EACH CASE LOCATED IN THE COUNTY OF WASHOE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11        Exclusivity. In view and in consideration of the substantial time and effort that the Parties will devote to the proposed transaction, for a period of time (the “Exclusivity Period”) commencing on the date of this Agreement and ending December 31, 2020 or at such earlier time that this Agreement is terminated pursuant to Section 9.01, or the Closing occurs, neither the Seller nor the Company nor any Blackbird Entity shall (and each shall ensure that its respective Representatives do not), whether directly or indirectly, through any Representative or otherwise (i) take any actions to solicit, invite submission of, encourage, entertain, accept, consider or respond to proposals or offers from any Person relating to any transaction involving the transfer or acquisition of all or substantially all of (x) the assets, (y) business of, or (z) the equity interests in, the Company or any of the Blackbird Entities, including pursuant to any merger, recapitalization, joint venture, conversion, exchange or business combination with or involving the Company or any of the Blackbird Entities, or any public or private offering, issuance, transfer or sale of shares of equity or debt securities of the Company (any of the foregoing, an “Acquisition Proposal”), (ii) participate in any discussion or negotiation regarding an Acquisition Proposal with any person or entity other than the Buyer or Conder, (iii) furnish any information or afford access to the properties, books, or records of the Company or any of the Blackbird Entities to any Person that has made or, to the Seller’s Knowledge, considered making an Acquisition Proposal other than the Buyer and Conder, or (iv) otherwise cooperate in any way with, assist or participate in, or facilitate or encourage any offer or attempt by any other Person to do any of the foregoing. The Seller and the Company shall immediately terminate any activity with a third party respecting an Acquisition Proposal or any related inquiry and notify the Buyer regarding any contact from any Person regarding any such Acquisition Proposal or any related inquiry and shall provide to the Buyer with the name and other details of any such Acquisition Proposal or related inquiry. To the extent that Seller or the Company breaches this provision, it shall reimburse Buyer and its Representatives for any and all costs and expenses incurred in connection with the transactions contemplated herein.

Section 10.12        Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement and/or the Transaction Documents were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:
Baker Technologies, Inc.

By:	/s/ Gary Santo
Name: Gary Santo
Title: President

BUYER:
Slam Dunk LLC

By:	/s/ Timothy Conder
Name: Timothy Conder
Title: Manager

For purposes of Section 6.04(a) and Section 6.04(b) of the Securities Purchase Agreement only:

By:	/s/ Timothy Conder
Name: Timothy Conder

Exhibit A

Promissory Note

See attached.

Exhibit B

Assignment and Assumption Agreement

See attached.

EXHIBIT C

BB4Brands Restrictions

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